UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
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Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2017
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AVADEL PHARMACEUTICALS PLC
(Exact name of registrant as specified in its charter)
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Ireland (State or Other Jurisdiction of Incorporation)	001-37977 (Commission File Number)	98-1341933 (I.R.S. Employer Identification No.)
Block 10-1 Blanchardstown Corporate Park, Ballycoolin Dublin 15, Ireland (Address of Principal Executive Offices)	Not Applicable (Zip Code)

Registrant's telephone number, including area code: +353 1 485 1200
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this "Amendment") amends the current report on Form 8-K filed by Avadel Pharmaceuticals plc (the "Company") with the Securities and Exchange Commission on September 6, 2017 (the "Original 8-K").  This Amendment is being filed solely to include an updated slide #19 within Exhibit 99.1 to the Original 8-K in order to furnish additional information about the royalties payable by the Company under the license agreement for Noctiva.  Except as described above, all other information in the Original 8-K remains unchanged.

Item 7.01  Regulation FD Disclosure.

On or about September 5, 2017, the Company posted on its website (at http://Investors.Avadel.com) a slide presentation intended to be used for investor presentations. That slide presentation has been revised to include an updated slide #19 and such slide presentation (as revised) has been posted on the Company's website and is furnished as Exhibit 99.1 to this Amendment.

The information in Item 7.01 of this current report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, nor shall such information be incorporated by reference into any registration statement or other filing pursuant to the Securities Act of 1933, except as may be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

99.1	Revised Slide Presentation of Avadel Pharmaceuticals plc dated as of September 6, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVADEL PHARMACEUTICALS PLC
By:	/s/ Phillandas T. Thompson
Phillandas T. Thompson
Senior Vice President, General Counsel and Corporate Secretary

Date: September 6, 2017

Exhibit Index

99.1	Revised Slide Presentation of Avadel Pharmaceuticals plc dated as of September 6, 2017